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                                                                     Exhibit 5.1

Pepper Hamilton LLP
3000 Two Logan Square
18/th/ & Arch Streets
Philadelphia, PA 19103-2799



                                 June 21, 2001



Careside, Inc.
6100 Bristol Parkway
Culver City, CA 90250

          Re:  Registration Statement on Form S-8
               ----------------------------------

Gentlemen:

          Reference is made to a Registration Statement on Form S-8 of Careside, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

          The Registration Statement covers 190,000 shares of the Company's common stock, $.01 per value per share (the "Shares"), which may be issued by the Company upon exercise of options available for grant under the 1998 Director Stock Option Plan, as amended and restated (the "Plan").

          As counsel for the Company, we have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Plan and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

          Based upon the foregoing, we are of the opinion that the Shares, upon exercise of the options granted under the Plan and payment therefor in accordance with the Plan, will be validly issued and outstanding as fully paid and non-assessable shares.

          Our opinion expressed above is limited to the federal laws of the United States and the law of the State of Delaware.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of
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Careside, Inc.
June 21, 2001
Page 2


persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                       Very truly yours,

                                       /s/ Pepper Hamilton LLP

                                       PEPPER HAMILTON LLP